TRUST AGREEMENT


                                     BETWEEN

                                    WODFI LLC
                                   TRANSFEROR

                                       AND

                          CHASE MANHATTAN BANK DELAWARE
                                  OWNER TRUSTEE






                          DATED AS OF NOVEMBER 22, 1999




                                                 TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I
         DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................1
            SECTION 1.1             Definitions...................................................................1

ARTICLE II
         ORGANIZATION.............................................................................................1
            SECTION 2.1             Name..........................................................................1
            SECTION 2.2             Office........................................................................1
            SECTION 2.3             Purposes and Powers...........................................................1
            SECTION 2.4             Appointment of Owner Trustee..................................................2
            SECTION 2.5             Initial Capital Contribution of Owner Trust Estate............................2
            SECTION 2.6             Declaration of Trust..........................................................2
            SECTION 2.7             Liability of the Certificate Owners...........................................3
            SECTION 2.8             Title to Trust Property.......................................................3
            SECTION 2.9             Situs of Trust................................................................3
            SECTION 2.10            Representations and Warranties of the Transferor..............................3
            SECTION 2.11            Tax Treatment.................................................................4

ARTICLE III
         THE CERTIFICATES.........................................................................................5
            SECTION 3.1             Initial Certificate Ownership.................................................5
            SECTION 3.2             Form of Certificates..........................................................5
            SECTION 3.3             Execution, Authentication and Delivery........................................5
            SECTION 3.4             New Issuances.................................................................6
            SECTION 3.5             Registration; Registration of Transfer and Exchange of
                                    Certificates..................................................................6
            SECTION 3.6             Mutilated, Destroyed, Lost or Stolen Certificates.............................7
            SECTION 3.7             Persons Deemed Certificateholders.............................................8
            SECTION 3.8             Access to List of Certificateholders' Names and Addresses.  ..................8
            SECTION 3.9             Maintenance of Corporate Trust Office.........................................9
            SECTION 3.10            Appointment of Paying Agent...................................................9
            SECTION 3.11            Transferor as Certificateholder...............................................9

ARTICLE IV
         ACTIONS BY OWNER TRUSTEE................................................................................10
            SECTION 4.1             Prior Notice to Certificateholders with Respect to Certain
                                    Matters......................................................................10
            SECTION 4.2             Action by Certificateholders with Respect to Certain Matters.................10
            SECTION 4.3             Action by Certificateholders with Respect to Bankruptcy......................11
            SECTION 4.4             Restrictions on Certificateholders' Power.  .................................11
            SECTION 4.5             Majority Control.............................................................11



                                                         i





ARTICLE V
         APPLICATION OF TRUST FUNDS; CERTAIN DUTIES..............................................................11
            SECTION 5.1             Establishment of Certificate Distribution Account............................11
            SECTION 5.2             Application of Trust Funds...................................................12
            SECTION 5.3             Method of Payment............................................................13
            SECTION 5.4             Accounting and Reports to the Certificateholders, the Internal
                                    Revenue Service and Others...................................................13
            SECTION 5.5             Signature on Returns; Tax Matters Partner....................................13

ARTICLE VI
         THE OWNER TRUSTEE.......................................................................................14
            SECTION 6.1             Duties of Owner Trustee......................................................14
            SECTION 6.2             Rights of Owner Trustee.  ...................................................15
            SECTION 6.3             Acceptance of Trusts and Duties..............................................15
            SECTION 6.4             Action upon Instruction by Certificateholders................................16
            SECTION 6.5             Furnishing of Documents......................................................17
            SECTION 6.6             Representations and Warranties of Owner Trustee..............................17
            SECTION 6.7             Reliance; Advice of Counsel..................................................18
            SECTION 6.8             Owner Trustee May Own Certificates and Notes.................................19
            SECTION 6.9             Compensation and Indemnity...................................................19
            SECTION 6.10            Replacement of Owner Trustee.................................................19
            SECTION 6.11            Merger or Consolidation of Owner Trustee.....................................20
            SECTION 6.12            Appointment of Co-Trustee or Separate Trustee................................21
            SECTION 6.13            Eligibility Requirements for Owner Trustee...................................22

ARTICLE VII
         TERMINATION OF TRUST AGREEMENT..........................................................................22
            SECTION 7.1             Termination of Trust Agreement...............................................22

ARTICLE VIII
         AMENDMENTS..............................................................................................24
            SECTION 8.1             Amendments Without Consent of Securityholders................................24
            SECTION 8.2             Amendments With Consent of Securityholders...................................24
            SECTION 8.3             Form of Amendments...........................................................25

ARTICLE IX
         MISCELLANEOUS...........................................................................................25
            SECTION 9.1             No Legal Title to Owner Trust Estate.  ......................................25
            SECTION 9.2             Limitations on Rights of Others..............................................25
            SECTION 9.3             Notices......................................................................26
            SECTION 9.4             Severability of Provisions...................................................26
            SECTION 9.5             Counterparts.................................................................26
            SECTION 9.6             Successors and Assigns.......................................................26
            SECTION 9.7             No Petition Covenant.........................................................26
            SECTION 9.8             No Recourse..................................................................26
            SECTION 9.9             Headings.....................................................................27


                                                        ii





            SECTION 9.10            Governing Law................................................................27
            SECTION 9.11            Certificate Transfer Restrictions............................................27
            SECTION 9.12            Indemnification by and Reimbursement of the Servicer.........................27
            SECTION 9.13            Third-Party Beneficiaries....................................................27


                                                     EXHIBITS

Exhibit A         Form of Certificate
Exhibit B         Form of Certificate of Trust
Exhibit C         Form of Investor Letter

                                                        iii

                  THIS TRUST AGREEMENT, dated as of November 22, 1999, between WODFI LLC, a Delaware limited liability company, as Transferor (the "Transferor"), and Chase Manhattan Bank Delaware, a Delaware banking corporation, as Owner Trustee (not in its individual capacity but solely as Owner Trustee, the "Owner Trustee").

                  In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Part I of Appendix A to the Trust Sale and Servicing Agreement dated as of November 22, 1999, among the Transferor, the Servicer and the Trust (the "Trust Sale and Servicing Agreement"). All references herein to "the Agreement" or "this Agreement" are to the Trust Agreement as it may be amended and supplemented from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall be applicable to this Agreement.

                                   ARTICLE II
                                  ORGANIZATION

                  SECTION 2.1 Name. The Trust created hereby shall be known as World Omni Master Owner Trust in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

                  SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Transferor.

                  SECTION 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                  (a) to acquire, manage and hold the Receivables to be transferred to the Trust from time to time pursuant to the Trust Sale and Servicing Agreement;

                  (b) to issue and sell the Notes pursuant to the Indenture or to another indenture, note purchase agreement or similar agreement and the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

                  (c) to acquire property and assets from the Transferor pursuant to the Trust Sale and Servicing Agreement, to make payments or distributions on the Securities to the Securityholders, to make withdrawals from the accounts established pursuant to the Basic Documents and to pay the organizational, start-up and transactional expenses of the Trust;

                  (d) to establish, acquire, hold and terminate liquidity, credit and other enhancement arrangements, and perform its obligations thereunder;

                  (e) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Indenture and to hold, manage such Trust Estate and distribute funds to the Certificateholders pursuant to the terms of this Agreement and the Trust Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                  (f) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

                  (g) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (h) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Securityholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                  SECTION 2.4 Appointment of Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.5 Initial Capital Contribution of Owner Trust Estate. Pursuant to the Trust Sale and Servicing Agreement, on the date hereof, the Transferor will sell, assign, transfer, convey and set over to the Owner Trustee, the assets specified in the Trust Sale and Servicing Agreement. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate. The Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions and obligations set forth herein and in the Trust Sale and Servicing Agreement for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that this Agreement constitute the governing instrument of such business trust and that the Certificates represent the equity interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Business Trust Statute and the relationship between the parties created by this Agreement shall not constitute indebtedness. The parties hereto agree that, unless otherwise required by appropriate taxing authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the Trust Sale and Servicing Agreement and the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee agrees to file the certificate of trust required under ss. 3810 et seq. of the Business Trust Statute in the form of Exhibit B hereto (the "Certificate of Trust") in connection with the formation of the Trust as a business trust under the Business Trust Statute.

                  SECTION 2.7 Liability of the Certificate Owners. Certificateholders and holders of beneficial interests therein shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

                  SECTION 2.8 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware, and payments and distributions shall be made by the Trust only from Delaware. The only office of the Trust shall be the Corporate Trust Office in Delaware.

                  SECTION 2.10 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Owner Trustee and the Indenture Trustee that:

                  (a) The Transferor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables and all Collateral Security contemplated to be transferred to the Trust pursuant to the Trust Sale and Servicing Agreement.

                  (b) The Transferor is duly qualified to do business and, where necessary is in good standing (or is exempt from such requirement), and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

                  (c) The Transferor has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Transferor by all necessary limited liability company action.

                  (d) The execution of this Agreement and the consummation of the transactions contemplated herein by the Transferor and the fulfillment of the terms of this Agreement by the Transferor shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Transferor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any Governmental Authority having jurisdiction over the Transferor or any of its properties.

                  SECTION 2.11 Tax Treatment. As long as the Transferor is the sole owner of the Certificates, the Transferor and Owner Trustee, by entering into this Agreement, (i) express their intention that the Trust will be disregarded for federal income tax purposes and will be treated as a division or branch of the Transferor and (ii) agree that Section 5.5 of this Agreement will not be applicable, and for so long as the Transferor remains the sole record Certificateholder, the Owner Trustee shall not sign tax returns. If the Transferor is not the sole owner of the Certificates, through sale of Certificates, issuance by the Trust of additional Certificates to a person other than the Transferor, or otherwise, the Transferor and Owner Trustee, by entering into this Agreement, and the Certificateholders, by acquiring any Certificate or interest in the Trust, (i) express their intention that the Certificates shall qualify under applicable tax law as partnership interests in a partnership, with the assets of the partnership held by the Trust, (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Certificates as partnership interests for purposes of federal, state and local income and franchise taxes, single business tax and any other taxes imposed upon, measured by or based upon gross or net income, and (iii) agree that immediately upon there being more than one owner of Certificates, Section 5.5 of this Agreement will become applicable. Notwithstanding anything herein to the contrary, the Owner Trustee shall have no duty to take any action pursuant to Section 5.5 or file tax returns until it has actual knowledge that the Transferor is not the sole Certificateholder.

                                   ARTICLE III
                                THE CERTIFICATES

                  SECTION 3.1 Initial Certificate Ownership. Upon the formation of the Trust by the contribution by the Transferor pursuant to Section 2.5 and until the issuance of the Certificates, the Transferor shall be the sole beneficiary of the Trust.

                  SECTION 3.2 Form of Certificates.

                  (a) The Certificates shall be substantially in the form set forth in Exhibit A. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authorized pursuant to Section 3.3, validly issued and entitled to the benefits of the Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such certificates or did not hold such offices at the date of authentication and delivery of such certificates.

                  (b) The Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

                  (c) The Certificates shall be issued in fully-registered form and shall be in definitive form only. The terms of the Certificates set forth in Exhibit A shall form part of this Agreement.

                  SECTION 3.3 Execution, Authentication and Delivery. Concurrently with the sale of the Receivables to the Trust pursuant to the Trust Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Transferor, signed by the chairman of the board, the president, any vice president, the treasurer or any assistant treasurer of the Transferor without further action by the Transferor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, if any, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Owner Trustee may appoint an agent to act as its authenticating agent for the purpose of authenticating the Certificates (an "Authenticating Agent") (who shall be a bank or trust company). Each holder of a Certificate shall provide the Owner Trustee or the Certificate Registrar with a form W-9.

                  SECTION 3.4 New Issuances.

                  (a) The Transferor may surrender a portion of its Certificate to the Owner Trustee in exchange for a newly issued Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a supplement to this Agreement (which supplement shall be subject to Article VIII to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                           (i) the Transferor shall have given the Rating Agencies notice 5 days prior to such exchange (or transfer and exchange as provided below) and the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer and exchange as provided below); and

                           (ii) the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion dated the date of such exchange (or transfer and exchange as provided below), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (i) and (ii) above.

                  SECTION 3.5 Registration; Registration of Transfer and Exchange of Certificates.

                  (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein. The Certificate Registrar shall give the Indenture Trustee written notice of any transfer of any Certificate. The Owner Trustee shall be the initial Certificate Registrar. The Owner Trustee may appoint a successor to act as the Certificate Registrar (who shall be a bank or trust company).

                  (b) Unless otherwise specified in a supplement to this Agreement, a Certificateholder may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in the Certificates, provided that certain conditions are satisfied including: (i) such action will not result in a reduction or withdrawal of the rating of any series or class of Notes; (ii) the Certificateholder provides to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the initial Certificateholder; and (iv) the conditions set forth in Section 9.11 have been satisfied. In addition, no transfer of a Certificate shall be registered unless the transferee shall have provided to the Owner Trustee and the Certificate Registrar an opinion of counsel that in connection with such transfer no registration of the Certificates is required under the Securities Act or applicable state law or that such transfer is otherwise being made in accordance with all applicable federal and state securities laws.

                  (c) Subject to Section 3.5(b), upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to
Section 3.9, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause the Authenticating Agent, if any, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates of the same class in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.

                  (d) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of a like aggregate percentage interest upon surrender of the Certificates to be exchanged at the Corporate Trust Office maintained pursuant to Section 3.9. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause the Authenticating Agent, if any, to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Certificateholder making the exchange.

                  (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing and such other documents and instruments as may be required by Section 3.5(b). Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

                  (f) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  SECTION 3.6 Mutilated, Destroyed, Lost or Stolen Certificates.

                  (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause the Authenticating Agent, if any, to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, one or more replacement Certificates in authorized denominations of a like amount; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay distributions to the Certificateholder of such destroyed, lost or stolen Certificate when so due or payable.

                  (b) If, after the delivery of a replacement Certificate or distribution in respect of a destroyed, lost or stolen Certificate pursuant to
Section 3.6(a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate from the Person to whom it was delivered or any Person taking such replacement Certificate (or such distribution) from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

                  (c) In connection with the issuance of any replacement Certificate under this Section 3.6, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

                  (d) Any duplicate Certificate issued pursuant to this Section
3.6 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

                  (e) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  SECTION 3.7 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

                  SECTION 3.8 Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Transferor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Transferor in writing, a list, in such form as the Servicer or the Transferor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Transferor or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 3.9 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain in the City of Wilmington, the State of Delaware an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of the Owner Trustee, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Transferor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 3.10 Appointment of Paying Agent. The Owner Trustee may appoint a Paying Agent. If so appointed, such Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee and the Servicer; provided that no such reports shall be required so long as the Transferor is the sole Certificateholder. For so long as the Indenture is in effect, notwithstanding anything in this Agreement to the contrary, all amounts to be distributed to the Certificateholders or the Certificate Distribution Account shall be distributed by the Indenture Trustee as required by the Series Supplement. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove any Paying Agent appointed by it. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee, whereupon the Owner Trustee may appoint a successor to act as the Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and
6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  SECTION 3.11 Transferor as Certificateholder. The Transferor in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Transferor.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

                  SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, and (ii) a majority of the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                  (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders (it being understood that the issuance of additional Certificates as contemplated by Section 3.4 shall be deemed to not materially adversely affect the interests of the Certificateholders);

                  (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

                  (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, as described in the last sentence of this Section 4.2, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator pursuant to Section 10 of the Administration Agreement, (c) remove the Servicer under the Trust Sale and Servicing Agreement pursuant to Section 7.2 thereof or
(d) except as expressly provided in the Basic Documents, sell the Receivables transferred to the Trust pursuant to the Trust Sale and Servicing Agreement or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon the affirmative vote of, or a written consent signed by, the holders of a majority of the Voting Interests upon at least 30 days prior notice thereof.

                  SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Holders of Certificates (including the Transferor) and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. By its acceptance of any Certificate issued to it on the Closing Date, the Transferor agrees that it, at any time that it is the holder thereof, shall not approve or be deemed to have approved the commencement of a voluntary proceeding in bankruptcy relating to the Trust for purposes of this Section 4.3 unless such commencement is approved by the affirmative vote of all of the members of the Transferor's board of directors.

                  SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                  SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by the Holders of Certificates evidencing not less than a majority of the Voting Interests thereof. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Voting Interests at the time of the delivery of such notice.

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 5.1 Establishment of Certificate Distribution Account.

                  (a) The Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Owner Trustee an Eligible Deposit Account known as the World Omni Master Owner Trust Certificate Distribution Account (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Certificate Distribution Account shall initially be established with the Owner Trustee.

                  (b) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof for the benefit of the Certificateholders. Except as otherwise provided herein or in the Trust Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, any Certificate Distribution Account ceases to be an Eligible Deposit Account, the Servicer, within 10 days of determining that such Certificate Distribution Account is no longer an Eligible Deposit Account, shall establish a substitute Eligible Deposit Account as such Certificate Distribution Account, instruct the Owner Trustee in writing to transfer any cash and/or any Eligible Investments to such new Certificate Distribution Account and, from the date any such substitute account is established, such account shall be the Certificate Distribution Account.

                           All Eligible Investments shall be held by the Owner
Trustee as applicable, for the benefit of the Certificateholders. Funds on deposit in the Certificate Distribution Account shall at the written direction of the Servicer be invested by the Owner Trustee, solely in Eligible Investments that will mature so that such funds will be available at the close of business on the next Business Day. All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Certificate Distribution Account shall be credited to the Certificate Distribution Account when received. In the absence of timely and specific written investment direction from the Servicer, the Owner Trustee shall invest any cash held by it in Eligible Investments specified in clause (h) of the definition thereof. In no event shall the Owner Trustee be liable for the selection of investments or for investment losses incurred thereon. The Owner Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

                  SECTION 5.2 Application of Trust Funds.

                  (a) On each Payment Date, the Owner Trustee shall distribute to the Certificateholders the amounts deposited in the Certificate Distribution Account as set forth in the applicable Series Supplement. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Basic Documents, so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Transferor, (i) no Certificate Distribution Account shall be required to be established or maintained and (ii) all distributions and payments on the Certificates (including the final distribution as contemplated by Section 7.1(c) hereof) required hereunder or under the Indenture or the applicable Series Supplement shall be made directly to the Transferor by the Owner Trustee (whether or not the Indenture or the applicable Series Supplement otherwise contemplates deposit into the Certificate Distribution Account) and the Indenture Trustee and the Owner Trustee shall have no duty or liability to see to such distribution.

                  (b) On each Payment Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 3.4 of the Trust Sale and Servicing Agreement on such Payment Date.

                  (c) If the Owner Trustee determines, whether as a result of advice from the Administrator or otherwise, that any withholding tax is imposed on the Trust's distribution (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2; provided that the Owner Trustee shall not have an obligation to withhold any such amount so long as the Transferor is the sole

Certificateholder. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee (without any obligation to do so) from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion (but shall not be required to) withhold such amounts in accordance with this Section 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

                  SECTION 5.3 Method of Payment. Subject to Section 7.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the related Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

                  SECTION 5.4 Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the cash method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as, for so long as all of the Certificates are owned by the Transferor, a division or branch of the Transferor and, if not, as determined by the Transferor for federal income tax purposes, in all such cases on forms prepared by the Administrator, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax required to be withheld by the Owner Trustee in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders.

                  SECTION 5.5 Signature on Returns; Tax Matters Partner. Subject to Section 2.11, the Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust that are prepared and delivered to it for execution by the Administrator, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Transferor. The Transferor shall be the "tax matters partner" of the Trust pursuant to the Code.

                                   ARTICLE VI
                                THE OWNER TRUSTEE

                  SECTION 6.1 Duties of Owner Trustee.

                  (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

                  (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                  (c) The Owner Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Owner Trustee shall not be bound to make any investigation into any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

                  (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this Section 6.1(d) shall not limit the effect of
         Section 6.1(a) or (b);

                           (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4.

                  (e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Trust Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                  (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible

Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.

                  (g) The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.

                  SECTION 6.2 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

                  SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own wilful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable held by the Trust, or the perfection and priority of any security interest created by any such Receivable in any Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the distributions and payments to be made to Certificateholders under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence and contents of any such Receivable on any computer or other record thereof; the validity of the assignment of any such Receivable to the Trust or of any intervening assignment; the completeness of any such Receivable; the performance or enforcement of any such Receivable; the compliance by the Transferor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

                  (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable with respect to the Certificates;

                  (e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Receivables held by the Trust or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

                  (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Transferor or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Trust Sale and Servicing Agreement; and

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act.

                  SECTION 6.4 Action upon Instruction by Certificateholders.

                  (a) Subject to Section 4.4 , the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

                  (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

                  SECTION 6.5 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Noteholders and the Certificateholders, promptly upon receipt of a written request therefor, copies of the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Administration Agreement, and this Agreement.

                  SECTION 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Transferor, for the benefit of the Certificateholders, that:

                  (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The eligibility requirements set forth in Section 6.13 are satisfied with respect to it.

                  (c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

                  (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

                  (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) The Owner Trustee certifies that (a) its principal place of business is outside the State of Florida; (b) its usual place of business where books and records pertaining to the Trust will be kept is outside the State of Florida; (c) it is not licensed, and is not qualified, to do business within the State of Florida; (d) it will exercise all management and control over the Trust Assets and over the Trust outside the State of Florida; (e) it has no employees employed within the State of Florida; and (f) it is not organized under the laws of the State of Florida. The Owner Trustee will certify the above by September 30 each year this Agreement is in effect by providing an Officer's Certificate in the form of Exhibit D attached hereto. Additionally, the Owner Trustee certifies and agrees it will promptly notify the Transferor if any of the above changes.

                  SECTION 6.7 Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely, without any inquiry or investigation into the factual matters addressed therein, on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

                  SECTION 6.8 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Transferor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

                  SECTION 6.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of Section 6.4 of the Trust Sale and Servicing Agreement. The indemnities contained in this
Section 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Section 6.9 shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                  SECTION 6.10 Replacement of Owner Trustee.

                  (a) The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). The Administrator may appoint a successor Owner Trustee by delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

                           (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

                           (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

                           (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                           (iv) the Owner Trustee shall otherwise be incapable of acting.

                  (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

                  (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator, and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                  (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, computer files and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                  (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, the Agent and the Rating Agencies.

                  SECTION 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                  SECTION 6.12 Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any of the Dealers may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner

Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have an aggregate capital, surplus and undivided profits of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least BBB- by Standard & Poor's and at least Baa3 by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                                   ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

                  SECTION 7.1 Termination of Trust Agreement.

                  (a) The Trust shall dissolve and be wound up in accordance with Section 3808 of the Business Trust Statute on the date (the "Trust Termination Date") on which the first of the following occurs: (i) if the Transferor so elects, the day following the Distribution Date on which all amounts required to be paid to the Securityholders pursuant to the Basic Documents have been paid (or deposited in the Note Distribution Account, or the Certificate Distribution Account) and the aggregate Outstanding Amount of all Series of Notes is zero and (ii) the Specified Trust Termination Date. This Agreement and the obligations of the parties hereunder (other than Section 6.9 hereof and as otherwise expressly provided herein) shall terminate and be of no further force or effect (i) if the Trust Termination Date is determined pursuant to clause (i) above, on the Trust Termination Date and (ii) if the Trust Termination Date is determined pursuant to clause (ii) above, on the date following the Distribution Date on which the final payments to be made to the Securityholders pursuant to the Basic Documents have been paid (or deposited in the appropriate Trust Accounts).

                  (b) Except as provided in Section 7.1(a), neither the Transferor nor any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (c) Notice of any termination of the Trust specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer, stating: (i) the Payment Date upon or with respect to which the final distribution of the Certificate Balance of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final distribution of the Certificate Balance; and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2.

                  (d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the written notice specified in Section 7.1(c), the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Transferor and distributed by the Owner Trustee to the Transferor and the Owner Trustee shall have no further liability to the Certificateholders with respect thereto.

                  (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute.

                  (f) Within sixty days of the later of (i) the cancellation of all Certificates pursuant to Section 7.1(c) or Section 7.1(d), or (ii) payment to the Transferor of funds remaining in the Trust pursuant to Section 7.1(d), the Owner Trustee shall provide each of the Rating Agencies with written notice stating that all Certificates have been so canceled or such funds have been so paid to the Transferor.

                                  ARTICLE VIII
                                   AMENDMENTS

                  SECTION 8.1 Amendments Without Consent of Securityholders. This Agreement may be amended by the Transferor and the Owner Trustee without the consent of any of the Securityholders or Enhancement Providers (but with prior notice to the Rating Agencies and the Indenture Trustee) to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, (iii) add or supplement any liquidity, credit or other enhancement arrangement for the benefit of any Securityholders or Enhancement Providers (provided that if any such addition shall affect any series of Securityholders differently than any other series of Securityholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series of Securityholders), (iv) add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, or the Owner Trustee for the benefit of the Securityholders or Enhancement Providers and (v) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Securityholders or Enhancement Providers.

                  SECTION 8.2 Amendments With Consent of Securityholders. This Agreement may be amended from time to time by the Transferor and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Payment Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of business on the preceding Payment Date (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made on any Security without the consent of the Holder thereof (it being understood that the issuance of any Securities after the Initial Closing Date as contemplated by this Agreement, the Trust Sale and Servicing Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to a Series Supplement shall not be deemed to have such effect for purposes hereof), (b) adversely affect the rating of any series of Securities without the consent of the Holders of two-thirds of the Outstanding Amount of such series of Notes or the Voting Interests with respect to such Certificates, as appropriate or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all of the Notes and all of the Voting Interests with respect to Certificates then outstanding. Prior to the execution of any such amendment, supplement or consent, the Owner Trustee shall furnish written notification of the substance of such amendment, supplement or consent to the Rating Agencies and the Indenture Trustee.

                  SECTION 8.3 Form of Amendments.

                  (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

                  (b) It shall not be necessary for the consent of Securityholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Securityholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

                  (d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.1 No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

                  SECTION 9.2 Limitations on Rights of Others. Except for Sections 2.7, 7.1(c), 7.1(f) and 9.12, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 9.3 Notices. All demands, notices and communications upon or to the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies or any Certificateholder under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

                  SECTION 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 9.5 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  SECTION 9.7 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Trust (or the Owner Trustee on behalf of the Trust), and each Certificateholder, by accepting a Certificate (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the day that is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Transferor or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Trust.

                  SECTION 9.8 No Recourse. Each Certificateholder, by accepting a Certificate (or interest therein), acknowledges that such Person's Certificate (or interest therein) represents beneficial interests in the Trust only and does not represent interests in or obligations of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents. Except as expressly provided in the Basic Documents, neither the Transferor, the Servicer nor the Owner Trustee in their respective individual capacities, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the distribution of any amount with respect to the Certificates, or the Owner Trustee's performance of, or omission to perform, any of the covenants or obligations contained in the Certificates or this Agreement, it being expressly understood that said covenants and obligations have been made by the Owner Trustee solely in its capacity as the Owner Trustee. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) shall agree that, except as expressly provided in the Basic Documents, in the case of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

                  SECTION 9.9 Headings. The headings herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

                  SECTION 9.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 9.11 Certificate Transfer Restrictions. The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                  SECTION 9.12 Indemnification by and Reimbursement of the Servicer. The Owner Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with
Section 3.2 of the Trust Sale and Servicing Agreement and (ii) the Transferor and its directors, officers, employees and agents in accordance with Section 6.3 of the Trust Sale and Servicing Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 6.4 of the Trust Sale and Servicing Agreement.

                  SECTION 9.13 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Enhancement Providers, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                           CHASE MANHATTAN BANK DELAWARE
                                           as Owner Trustee

                                           By:__________________________________
                                                    Name:
                                                    Title:



                                           WODFI LLC, as Transferor


                                           By:__________________________________
                                                    Name:    Eric M. Gebhard
                                                    Title:   Assistant Secretary


Acknowledged and Accepted:

WORLD OMNI FINANCIAL CORP.,
as Servicer

By:      __________________________
         Name:    Eric M. Gebhard
         Title:   Assistant Secretary

                                                                       EXHIBIT A

NUMBER
R-1
OWNERSHIP INTEREST: 100%


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF
         (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON NOVEMBER 22, 1999. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                          WORLD OMNI MASTER OWNER TRUST

                                   CERTIFICATE

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of wholesale receivables generated from time to time in a portfolio of revolving financing arrangement with dealers to finance automobile and light duty truck inventories thereon and certain other properties.

         (This Certificate does not represent an interest in or obligation of World Omni Financial Corp., WODFI LLC, the Owner Trustee or any of their respective affiliates, except to the extent described below.)

                  THIS CERTIFIES THAT WODFI LLC is the registered owner of a nonassessable, fully-paid, fractional undivided interest in World Omni Master Owner Trust (the "Trust").

                  The Trust was created pursuant to a trust agreement, dated as of November 22, 1999 (as amended restated or supplemented from time to time, the "Trust Agreement"), between the Transferor and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Trust Sale and Servicing Agreement and the Indenture.

                  Each Certificateholder with respect to a Certificate, by its acceptance of a Certificate, covenants and agrees that such Certificateholder with respect to a Certificate, shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Transferor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Transferor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor.

                  Distributions on this Certificate shall be made as provided in the Trust Agreement by wire transfer, check mailed or, where possible, intra-bank book entry to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Owner Trustee in the City of Wilmington, the State of Delaware.

                  Reference is hereby made to further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Trust Sale and Servicing Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: November 22, 1999
                             WORLD OMNI MASTER OWNER TRUST

                             By:   CHASE MANHATTAN BANK DELAWARE
                                   not in its individual capacity but solely as
                                   Owner Trustee

                                            By:_________________________________
                                            Name:
                                            Title:


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK DELAWARE                 OR  ______________________________
not in its individual capacity but solely as      not in its individual capacity
Owner Trustee                                     but solely as Authenticating
                                                  Agent by______________________
                                                      Authenticating Agent


By:      _______________________________          By:  _________________________
         Authorized Officer                            Authorized Officer

                             REVERSE OF CERTIFICATE

                  The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, World Omni Financial Corp., the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein, in the Trust Agreement and the Trust Sale and Servicing Agreement. A copy of each of the Trust Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Transferor, and at such other places, if any, designated by the Transferor, by any Certificateholder upon written request.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor and the rights of the Certificateholders under the Trust Agreement at any time by the Transferor and the Owner Trustee with the consent of (i) the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Voting Interests, and (ii) Certificateholders whose Certificates evidence not less than a majority of the ownership interest in the Trust, each as of the close of the preceding Payment Date. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the State of Delaware, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and (ii) certain opinions required by
Section 3.4 of the Trust Agreement, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

                  The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the Trust Sale and Servicing Agreement.

                             CERTIFICATE OF TRANSFER

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)



________________________________________________________________________________
________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                     ____________________________________*
                                           Signature Guaranteed:


                                                                               *
                                           ____________________________________


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee



________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________Attorney to transfer said
Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                          _______________________________*
                                                         Signature Guaranteed:



                                                _______________________________*


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                          WORLD OMNI MASTER OWNER TRUST
                          -----------------------------

                  THIS CERTIFICATE OF TRUST of World Omni Master Owner Trust (the "Trust"), dated as of November 22, 1999, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

                  1. Name. The name of the business trust formed hereby is World Omni Master Owner Trust.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Corporate Trust, 9th Floor, Wilmington, Delaware 19801.

                  3. This Certificate of Trust shall be effective on November 22, 1999.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                               Chase Manhattan Bank Delaware,
                                               not in its individual capacity
                                               but solely as Owner Trustee under
                                               a Trust Agreement dated as of
                                               November 22, 1999.


                                               By:   ___________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT C

                                 INVESTOR LETTER
                                 ---------------

WODFI LLC

Corporation Service Company
1013 Centre Road
Wilmington, Delaware  19805

________________________

Ladies and Gentlemen:

                  In connection with our proposed purchase of the_____________ (the "Certificate"), representing a fractional undivided interest in the World Omni Master Owner Trust, issued under a trust agreement, dated as of November 22, 1999 (the "Trust Agreement"), between WODFI LLC, a Delaware limited liability company (the "Transferor") and Chase Manhattan Bank Delaware, as owner trustee, acting thereunder not in its individual capacity but solely as owner trustee of the Trust (the "Owner Trustee"), we confirm that:

                  1. We understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that such Certificate may be resold, pledged or transferred only (i) to the Transferor, (ii) to an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1),
                  (2), (3) or (7) (an "Institutional Accredited Investor") under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Certificate) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Certificate is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe after due inquiry to be a "qualified institutional buyer" as defined in Rule 144A acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Transferor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Transferor, and

                  (B) the Owner Trustee may require a written opinion of counsel (which will not be at the expense of the Transferor or the Owner Trustee) satisfactory to the Transferor and the Owner Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificate from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificate by us that the Transferor and the Owner Trustee may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any one person for Certificates with a face amount of less than $___________ (or such other amount as the Transferor may determine in order to prevent the Trust from being treated as a "publicly traded partnership" under Section 7704 of the Code, but in no event less than $250,000) and, in the case of any person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for Certificates with a face amount of less than such amount for each such third party. Any attempted transfer will be void ab initio and the purported transferor will continue to be treated as the owner of the offered Certificates for all purposes.

                  2.

                                   [CHECK ONE]

                  [ ] (a) We are an institutional investor and an "accredited investor" (as defined in Rule 501(a)(1),
                           (2), (3) or (7) of Regulation D under the Securities
                           Act) acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless we are bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificate, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period of time. We are acquiring the Certificate for investment and not with a view to, or for offer and sale in connection with, a public distribution.

                  [ ] (b) We are a "qualified institutional buyer" as defined under Rule 144A under the Securities Act and are acquiring the Certificate for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). We are familiar with Rule 144A under the Securities Act and are aware that the transferor of the Certificate and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,



                                                ________________________________
                                                    (Name of Purchaser)

                                                By:_____________________________

                                                Date:___________________________